Sub-Item 77M: Mergers The Goldman Sachs Municipal Income Fund, a series of the Goldman Sachs Trust ("GST"), acquired the assets and liabilities of the AXA Enterprise Tax-Exempt Income Fund, a series of the AXA Enterprise Funds Trust (the "Reorganization"). With regard to this Reorganization, GST incorporates herein by reference the definitive Combined Proxy Statement/Prospectus dated March 2, 2007, and Statement of Additional Information dated March 2, 2007, each as filed electronically with the Securities and Exchange Commission on March 19, 2007 (Accession No. 0000950123-07-004075) (the "Proxy Soliciting Materials"). The following is provided in response to questions not addressed in the Proxy Soliciting Materials: (a) The Reorganization was completed on June 25, 2007, as of the close of business on June 22, 2007. (b) An Agreement and Plan of Reorganization ("Reorganization Agreement") was approved by shareholders of the AXA Enterprise Tax-Exempt Income Fund at a Special Meeting of Shareholders of the Fund held on June 7, 2007. The AXA Enterprise Tax-Exempt Income Fund's Board of Trustees approved the Reorganization Agreement at a meeting held on December 28, 2006; and the Board of Trustees of the GST approved the Reorganization Agreement on November 9, 2006. The Goldman Sachs Government Income Fund, a series of the Goldman Sachs Trust ("GST"), acquired the assets and liabilities of the AXA Enterprise Government Securities Fund, a series of the AXA Enterprise Funds Trust (the "Reorganization"). With regard to this Reorganization, GST incorporates herein by reference the definitive Combined Proxy Statement/Prospectus dated March 2, 2007, and Statement of Additional Information dated March 2, 2007, each as filed electronically with the Securities and Exchange Commission on March 19, 2007 (Accession No. 0000950123-07-004075) (the "Proxy Soliciting Materials"). The following is provided in response to questions not addressed in the Proxy Soliciting
Materials: (a) The Reorganization was completed on June 25, 2007, as of the close of business on June 22, 2007. (b) An Agreement and Plan of Reorganization ("Reorganization Agreement") was approved by shareholders of the AXA Enterprise Government Securities Fund at a Special Meeting of Shareholders of the Fund held on May 9, 2007. The AXA Enterprise Government Securities Fund's Board of Trustees approved the Reorganization Agreement at a meeting held on December 28, 2006; and the Board of Trustees of the GST approved the Reorganization Agreement on November 9, 2006. The Goldman Sachs High Yield Fund, a series of the Goldman Sachs Trust ("GST"), acquired the assets and liabilities of the AXA Enterprise High-Yield Bond Fund, a series of the AXA Enterprise Funds Trust (the "Reorganization"). With regard to this Reorganization, GST incorporates herein by reference the definitive Combined Proxy Statement/Prospectus dated March 2, 2007, and Statement of Additional Information dated March 2, 2007, each as filed electronically with the Securities and Exchange Commission on March 19, 2007 (Accession No. 0000950123-07-004075) (the "Proxy Soliciting Materials"). The following is provided in response to questions not addressed in the Proxy Soliciting Materials: (a) The Reorganization was completed on June 25, 2007, as of the close of business on June 22, 2007. (b) An Agreement and Plan of Reorganization ("Reorganization Agreement") was approved by shareholders of the AXA Enterprise High-Yield Bond Fund at a Special Meeting of Shareholders of the Fund held on June 7, 2007. The AXA Enterprise High-Yield Bond Fund's Board of Trustees approved the Reorganization Agreement at a meeting held on December 28, 2006; and the Board of Trustees of the GST approved the Reorganization Agreement on November 9, 2006. The Goldman Sachs Enhanced Income Fund, a series of the Goldman Sachs Trust ("GST"), acquired the assets and liabilities of the AXA Enterprise Short Duration Bond Fund, a series of the AXA Enterprise Funds Trust (the "Reorganization"). With regard to this Reorganization, GST incorporates herein by reference the definitive Combined Proxy Statement/Prospectus dated March 2, 2007, and Statement of Additional Information dated March 2, 2007, each as filed electronically with the Securities and Exchange Commission on March 19, 2007 (Accession No. 0000950123-07-004075) (the "Proxy Soliciting Materials"). The following is provided in response to questions not addressed in the Proxy Soliciting Materials: (a) The Reorganization was completed on June 25, 2007, as of the close of business on June 22, 2007. (b) An Agreement and Plan of Reorganization ("Reorganization Agreement") was approved by shareholders of the AXA Enterprise Short Duration Bond Fund at a Special Meeting of Shareholders of the Fund held on May 9, 2007. The AXA Enterprise Short Duration Bond Fund's Board of Trustees approved the Reorganization Agreement at a meeting held on December 28, 2006; and the Board of Trustees of the GST approved the Reorganization Agreement on November 9, 2006. The Goldman Sachs Core Plus Fixed Income Fund, a series of the Goldman Sachs Trust ("GST"), acquired the assets and liabilities of the AXA Enterprise Multimanager Core Bond Fund, a series of the AXA Enterprise Multimanager Funds Trust (the "Reorganization"). With regard to this Reorganization, GST incorporates herein by reference the definitive Combined Proxy Statement/Prospectus dated March 2, 2007, and Statement of Additional Information dated March 2, 2007, each as filed electronically with the Securities and Exchange Commission on March 19, 2007 (Accession No. 0000950123-07-004075) (the "Proxy Soliciting Materials"). The following is provided in response to questions not addressed in the Proxy Soliciting
Materials: (a) The Reorganization was completed on June 25, 2007, as of the close of business on June 22, 2007. (b) An Agreement and Plan of Reorganization ("Reorganization Agreement") was approved by shareholders of the AXA Enterprise Multimanager Core Bond Fund at a Special Meeting of Shareholders of the Fund held on May 9, 2007. The AXA Enterprise Multimanager Core Bond Fund's Board of Trustees approved the Reorganization Agreement at a meeting held on December 28, 2006; and the Board of Trustees of the GST approved the Reorganization Agreement on November 9, 2006.
The Goldman Sachs Strategic International Equity Fund, a series of the Goldman Sachs Trust ("GST"), acquired the assets and liabilities of the AXA Enterprise International Growth Fund, a series of the AXA Enterprise Funds Trust (the "Reorganization"). With regard to this Reorganization, GST incorporates herein by reference the definitive Combined Proxy Statement/Prospectus dated March 2, 2007, each as filed electronically with the Securities and Exchange Commission on March 19, 2007 (Accession No. 0000950123-07-004075) (the "Proxy Soliciting Materials").

         The following is provided in response to questions not addressed in the Proxy Soliciting Materials:

         (a) The Reorganization was completed on June 25, 2007, as of the close of business on June 22, 2007.

         (b) An Agreement and Plan of Reorganization ("Reorganization Agreement") was approved by shareholders of the AXA Enterprise International Growth Fund at a Special Meeting of Shareholders of the Fund held on May 9, 2007. The AXA Enterprise International Growth Fund's Board of Trustees approved the Reorganization Agreement at a meeting held on December 28, 2006; and the Board of Trustees of the GST approved the Reorganization Agreement on November 9, 2006.